Exhibit 10.30

SECOND AMENDMENT TO LEASE AGREEMENT

PLEASE NOTE: CERTAIN INFORMATION INDICATED WITH [***] IN THIS DOCUMENT HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“this Second Amendment”) is dated as of July 8, 2021 (“Second Amendment Effective Date”), by and between ARE-708 QUINCE ORCHARD, LLC, a Delaware limited liability company, having an address at 26 North Euclid Avenue, Pasadena, California 91101 (“Landlord”), and ADAPTIVE PHAGE THERAPEUTICS, INC., a Delaware corporation, having an address at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878 (“Tenant”).

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement (“Original Lease”) dated as of August 9, 2019, as amended by that certain letter agreement dated August 7, 2019, that certain letter agreement dated October 28, 2020, and that certain First Amendment to Lease Agreement dated as of October 28, 2020 (“First Amendment”; together with the Original Lease, the letter agreements, and the First Amendment, the “Lease”), wherein Landlord leased to Tenant certain premises containing approximately [***] rentable square feet (“Existing Premises”) located at Suite 150, 708 Quince Orchard Road, Gaithersburg, Maryland 20878, as more particularly described in the Lease.

B. Landlord and Tenant desire to amend the Lease, among other things, to expand the Existing Premises by an additional [***] rentable square feet in 2 phases, extend the Term, and provide certain improvement allowances, and grant certain signage rights, all on the terms and conditions set forth in this Second Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree that the Lease is amended as follows:

1. Definitions; Recitals. Terms used in this Second Amendment but not otherwise defined shall have the meanings set forth in the Lease. The Recitals form an integral part of this Second Amendment and are hereby incorporated by reference.

2. Additional Expansion Premises. The Existing Premises will be expanded to include the following areas in the Building, to the end and effect that Tenant will ultimately lease 100% of the Building: (a) effective as of the First Floor Expansion Premises Commencement Date (as defined in Section 4 below), the Existing Premises shall be expanded by an additional approximately [***] rentable square feet (“First Floor Expansion Premises”), and (b) effective as of the Second Floor Expansion Premises Commencement Date (as defined in Section 4 below), the Existing Premises shall be expanded by an additional approximately [***] rentable square feet (“Second Floor Expansion Premises”; the First Floor Expansion Premises, the Second Floor Expansion Premises, and the Existing Premises are collectively referred to herein as the “Premises,” and the First Floor Expansion Premises and the Second Floor Expansion Premises are collectively referred to as the “Additional Expansion Premises”). Exhibits A and A-1 attached hereto, which depict the Existing Premises as the hatched areas, depict the Existing Premises. Exhibit A-2 attached hereto, which depicts the First Floor Expansion Premises as the hatched area, shall be added as Exhibit A-2 to the Lease. Exhibit A-3 attached hereto, which depicts the Second Floor Expansion Premises as the hatched area, shall be added as Exhibit A-3 to the Lease.

a. Additional Expansion Premises Tenant Improvements. Tenant shall improve the Additional Expansion Premises as set forth in the Work Letter attached hereto as Exhibit C, and Landlord shall provide Tenant with the Additional Expansion Premises TI Allowance as described in the Work Letter.

b. Second Extension Term. The First Extension Term expires at midnight on September 30, 2031. The Base Term is further hereby extended for a period (“Second Extension Term”) beginning on the Second Floor Expansion Premises Commencement Date and, unless earlier terminated or extended in accordance with the terms and conditions of the Lease, expiring 129 months after the Second Floor Expansion Premises Commencement Date. For purposes of the Lease, “Term” shall mean, collectively, the Base Term, the First Extension Term, and the Second Extension Term.

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

3. Contingencies. [***]

4. First Floor Expansion Premises Commencement Date; Second Floor Expansion Premises Commencement Date. [***]

5. Delivery of Additional Expansion Premises. Subject to Section 3 (Contingencies), Landlord shall (i) deliver the First Floor Expansion Premises to Tenant on the First Floor Expansion Premises Commencement Date in its broom clean, “as is” condition, free and clear of the prior occupant’s property, and (ii) deliver the Second Floor Expansion Premises to Tenant on the Second Floor Expansion Premises Commencement Date in its broom clean, “as is” condition, free and clear of the prior occupant’s property (each, a “Delivery,” “Delivered,” or “Deliver”). If Landlord fails to Deliver timely the First Floor Expansion Premises or the Second Floor Expansion Premises (as applicable), Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Second Amendment and the Lease with respect to the Additional Expansion Premises shall not be void or voidable

a. Acceptance. Except as set forth in this Second Amendment, if applicable: (i) Tenant shall accept the First Floor Expansion Premises in its “as is” condition as of the First Floor Expansion Premises Commencement Date; (ii) Tenant shall accept the Second Floor Expansion Premises in its “as is” condition as of the Second Floor Expansion Premises Commencement Date; (iii) Landlord shall have no obligation for any defects in the Additional Expansion Premises, and (iii) Tenant’s taking possession of the Additional Expansion Premises shall be conclusive evidence that Tenant accepts the Additional Expansion Premises and that the Additional Expansion Premises were in good condition at the time possession was taken, including, but not limited to, all cabinetry and casework, uninterruptable power supply systems, power surge protectors, emergency generator, communication systems, security systems, chemical fume hoods, and other fixed equipment located in the Additional Expansion Premises and to the extent such items exist. Notwithstanding the foregoing provisions of this paragraph, Tenant shall have a period of 60 days after the First Floor Expansion Premises Commencement Date and the Second Floor Expansion Premises Commencement Date, as applicable, to reasonably identify in writing any latent defects in the mechanical, electrical, and plumbing systems and the structural components serving the First Floor Expansion Premises and the Second Floor Expansion Premises, as applicable. For purposes of this paragraph, “latent defects” means those material defects in such systems and/or components that could not have been identified or discovered through a reasonable inspection of such systems or components conducted by a qualified technician. Landlord will promptly repair such identified latent defects (subject to Landlord’s reasonable confirmation that such defects are, in fact, latent defects).

b. Landlord’s Work. Landlord shall, at its sole cost and expense, perform the following work in a good and workmanlike manner: (i) replace damaged or mis-colored ceiling tiles within the Additional Expansion Premises, (ii) paint with Building standard paint the common area walls in the corridors, common spaces, restrooms, and Building entrances (the work described in clauses (i) and (ii) are collectively referred to as the “Pre-Occupancy Work”), and (iii) professionally clean the flooring within the Additional Expansion Premises (“Post-Occupancy Work”; together with the Pre-Occupancy Work, “Landlord’s Work”). Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s normal business operations during Landlord’s performance of Landlord’s Work. Landlord shall coordinate with Tenant the timing of the performance of Landlord’s Work, but (A) Landlord shall complete the Pre-Occupancy Work (subject to Force Majeure Delays) by no later than April 1, 2022, and (B) Landlord shall complete the Post-Occupancy Work (subject to Force Majeure Delays) by no later than 30 days after the First Floor Expansion Premises Commencement Date and the Second Floor Expansion Premises Commencement Date, as applicable.

c. Condition. Neither Landlord nor any of its agents has made any representation or warranty with respect to the condition of all or any portion of the Additional Expansion Premises and/or the suitability of the Additional Expansion Premises for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Additional Expansion Premises are suitable for the Permitted Use. Tenant shall use the Additional Expansion Premises only for the Permitted Use under the Lease in compliance with the provisions of Section 7 of the Lease.

d. Permits. Subject to the provisions of Sections 5.b above and 5.e below, Landlord shall have no obligation to perform any work at the Building in connection with Tenant’s occupancy of the Additional Expansion Premises or obtain any permits, approvals, or entitlements related to Tenant’s specific use of the Additional Expansion Premises or Tenant’s business operations therein. Tenant shall be responsible for obtaining certificates of occupancy for the Additional Expansion Premises.

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

e. Decommissioning of Second Floor Expansion Premises. By no later than the Second Floor Expansion Premises Commencement Date, Landlord shall, at no expense to Tenant, (i) cause the Second Floor Expansion Premises to be decommissioned in accordance with applicable Legal Requirements, (ii) deliver to Tenant (after receipt of a non-reliance letter from Tenant in form and substance reasonably acceptable to Landlord and its environmental consultant) a decommissioning report obtained by Landlord in connection with the decommissioning of the Second Floor Expansion Premises, and (iii) deliver to Tenant in good working order the systems and equipment located in the Second Floor Expansion Premises as of the Second Floor Expansion Premises Commencement Date.

6. Base Rent for Additional Expansion Premises. (a) Tenant shall continue to pay Base Rent with respect to the Existing Premises at the rates set forth in the Lease, (b) commencing on the First Floor Expansion Premises Commencement Date but subject to the First Floor Expansion Premises Base Rent Abatement (as defined below), Base Rent for the First Floor Expansion Premises shall be payable at the rate of $53,912.50 per month, and (c) commencing on the Second Floor Expansion Premises Commencement Date but subject to the Second Floor Expansion Premises Base Rent Abatement (as defined below), Base Rent for the Second Floor Expansion Premises shall be payable at the rate of $18,368.75 per month.

a. Base Rent Adjustments.

i. First Floor Expansion Premises. During the Term, the Base Rent for the First Floor Expansion Premises shall be increased on each anniversary of the First Floor Expansion Premises Commencement Date (which date shall constitute the Adjustment Date), by multiplying the monthly Base Rent payable immediately before such Adjustment Date for the First Floor Expansion Premises by the Rent Adjustment Percentage (i.e., 3%) and adding the resulting amount to the monthly Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided in Section 4 of the Lease.

ii. Second Floor Expansion Premises. During the Term, the Base Rent for the Second Floor Expansion Premises shall be increased on each anniversary of the Second Floor Expansion Premises Commencement Date (which date shall constitute the Adjustment Date), by multiplying the monthly Base Rent payable immediately before such Adjustment Date for the Second Floor Expansion Premises by the Rent Adjustment Percentage (i.e., 3%) and adding the resulting amount to the monthly Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided in Section 4 of the Lease.

iii. Base Rent Adjustment for Additional First Floor Expansion Premises Tenant Improvement Allowance. If Tenant elects in writing to use the Additional First Floor Expansion Premises Tenant Improvement Allowance, Base Rent for the First Floor Additional Expansion Premises shall also be increased as of the date or dates on which Tenant uses the Additional First Floor Expansion Premises Tenant Improvement Allowance pursuant to Section 5 of the Work Letter (such increase to be calculated based on the amount of the Additional First Floor Expansion Premises Tenant Improvement Allowance used by Tenant, such amount to be amortized over the Base Term based on an interest rate of 9% per annum; the resulting amount so amortized shall be added to the monthly installments of Base Rent for the Existing Premises (until the First Floor Expansion Premises Commencement Date) or for the First Floor Additional Expansion Premises (from and after the First Floor Expansion Premises Commencement Date)). Such increase based on the use of the Additional First Floor Expansion Premises Tenant Improvement Allowance shall in no event be subject to increase on the Adjustment Date by the Rent Adjustment Percentage.

b. Base Rent Abatement for Additional Expansion Premises.

i. First Floor Expansion Premises Base Rent Abatement. [***]

ii. Second Floor Expansion Premises Base Rent Abatement. [***]

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

7. Changes to Defined Terms. Effective as of the dates set forth below, the following amendments are hereby made to the definitions contained in the Basic Lease Provisions.

a. Effective as of the First Floor Expansion Premises Commencement Date, the defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:	That portion of the Project, containing approximately [***] rentable square feet, as determined by Landlord, consisting of (i) approximately [***] rentable square feet of space as shown as the hatched area on Exhibit A attached hereto (“Existing Premises”), (ii) approximately [***] rentable square feet of space as shown as the hatched area on Exhibit A-1 attached hereto (“Expansion Premises”), and (iii) approximately [***] rentable square feet as shown as the hatched area on Exhibit A-2 attached hereto (“First Floor Expansion Premises”; together with the Existing Premises and the Expansion Premises, the “Premises”). EwingCole, Landlord’s architect, has measured the area of the Premises pursuant to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA Standards”). Tenant acknowledges receipt of such measurement, and such measurement shall be conclusive as to the area of the Premises.”

a. Effective as of the Second Floor Expansion Premises Commencement Date, the defined term “Premises” shall be deleted in its entirety and replaced with the following:

“Premises:	That portion of the Project, containing approximately [***] rentable square feet, as determined by Landlord, consisting of (i) approximately [***] rentable square feet of space as shown as the hatched area on Exhibit A attached hereto (“Existing Premises”), (ii) approximately [***] rentable square feet of space as shown as the hatched area on Exhibit A-1 attached hereto (“Expansion Premises”), (iii) approximately [***] rentable square feet as shown as the hatched area on Exhibit A-2 attached hereto (“First Floor Expansion Premises”), and (iv) approximately [***] rentable square feet as shown as the hatched area on Exhibit A-3 attached hereto (“Second Floor Expansion Premises”; together with the Existing Premises, the Expansion Premises, and the First Floor Expansion Premises, the “Premises”). EwingCole, Landlord’s architect, has measured the area of the Premises pursuant to the 1996 Standard Method of Measuring Floor Area in Office Buildings as adopted by the Building Owners and Managers Association (ANSI/BOMA Z65.1-1996) (“BOMA Standards”). Tenant acknowledges receipt of such measurement, and such measurement shall be conclusive as to the area of the Premises.”

b. Effective as of the First Floor Expansion Premises Commencement Date, the defined term “Rentable Area of Premises” shall mean approximately [***] rentable square feet.

c. Effective as of the Second Floor Expansion Premises Commencement Date, the defined term “Rentable Area of Premises” shall mean approximately [***] rentable square feet.

d. Effective as of the First Floor Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” shall mean [***]%.

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

e. Effective as of the Second Floor Expansion Premises Commencement Date, the defined term “Tenant’s Share of Operating Expenses” shall mean [***]%.

8. Amendment to Section 7(c) (Loading Dock). Effective as of the Second Floor Expansion Premises Commencement Date, Section 7(c) of the Lease is hereby amended by deleting that provision in its entirety and replacing it with the following new Section 7(c):

(c) Loading Dock. The Building contains a loading dock (“Loading Dock”). Tenant shall have the exclusive right to use the Loading Dock 24 hours per day, 7 days per week, in accordance with the Legal Requirements and the terms and conditions of this paragraph. During any period of replacement, repair, or maintenance of the Loading Dock when it is not operational, Landlord shall have no obligation to provide Tenant with alternative, supplemental, temporary, or back-up loading docks. Landlord makes no warranties of any kind, express or implied, with respect to the Loading Dock, and Landlord disclaims any such warranties. Without limiting the foregoing, Tenant expressly acknowledges and agrees that Landlord does not guaranty or warrant that the Loading Dock will be operational at all times, will be of sufficient capacity to accommodate Tenant’s use thereof, will be free of Hazardous Materials, or will function or perform adequately, and Landlord shall not be liable for any damages resulting from the failure of the Loading Dock. Although the Loading Dock does not form a part of the Premises, the provisions of this Lease (i) governing Tenant’s use, operation, and enjoyment of the Premises, (ii) imposing obligations on Tenant for matters occurring in, on, within, or about the Premises or arising out of the use or occupancy of the Premises (including, but not limited to, those obligations relating to insurance, indemnification, Hazardous Materials Clearance, and environmental requirements), or (iii) limiting Landlord’s liability, shall apply with equal force to Tenant’s use of the Loading Dock. The terms and provisions of this paragraph shall survive the expiration or earlier termination of this Lease.

9. Amendment to Section 10 (Parking). Effective as of the First Expansion Premises Commencement Date, Section 10 of the Lease is hereby amended by adding the following at the end thereof: [***]

10. Amendment to Section 38(a) (Monument Sign) and 38(b) (Identification Signage). Effective as of the Second Amendment Effective Date, Section 38 of the Lease is hereby amended by deleting Sections 38(a) and 38(b) in their entirety and replacing them with the following Sections 38(a) and 38(b):

(a) Monument Sign. Landlord shall install, at its expense, and maintain throughout the Term as part of the Operating Expenses Tenant’s name on the existing monument sign serving the Project. Tenant’s rights under this paragraph are exclusive to Tenant.

(b) Identification Signage. From and after the Second Amendment Effective Date (as defined in the Second Amendment to Lease between Landlord and Tenant), Tenant shall have the right, at its sole option, cost, and expense and in compliance with all applicable Legal Requirements, to install and affix to the façade of the Building a single mounted, backlit illuminated sign as desired by Tenant and permitted by applicable Legal Requirements (and related electrical connections and equipment) bearing the then-current name and the corporate logo of Tenant (“Identification Signage”). Such right shall be personal to Adaptive Phage Therapeutics, Inc., except in case of a Permitted Assignment. Landlord hereby approves the Identification Signage attached hereto as a part hereof as Exhibit D. Tenant shall, at its sole cost and expense, maintain the Identification Signage in good order and repair and shall have the right to replace, renovate, and/or update the Identification Signage from time to time, subject to Landlord’s approval, which approval shall not be unreasonably withheld, delayed, or conditioned. On the expiration or earlier termination of the Term, Tenant shall, at its sole cost and expense, (i) remove the Identification Signage in a good and workmanlike manner and in compliance with all applicable Legal Requirements, and (ii) repair any damage to the façade or appearance of the Building caused by installation, replacement, renovation, updating and/or removal of the Identification Signage, ordinary wear and tear and damage by casualty excepted.

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

11. Amendment to Section 39 (Relocation to Another Project). [***]

12. Deletion of Section 41 (Right to Expand). [***]

13. Reception Desk. [***]

14. Non-Disturbance. As of the Second Amendment Effective Date, the Project is not encumbered by any mortgage, deed of trust, or ground lease created by Landlord. Notwithstanding anything herein or in the Lease to the contrary, Tenant shall not have any obligation to subordinate the Lease (and the Lease shall not be subordinate) to the lien of any mortgage, deed of trust, or ground lease unless the holder of such mortgage or deed of trust, or the ground lessor, as applicable, enters into a subordination, non-disturbance, and attornment agreement with Tenant in a form that is mutually and reasonably acceptable to Tenant and such party.

15. Exterior Repairs. [***]

16. Capital Budget. On or before December 1 of each calendar year, Landlord shall provide Tenant with a copy of Landlord’s capital budget for the Building for the ensuing calendar year, which capital budget shall set forth in reasonable detail the capital improvements that Landlord intends to make with respect to the Building during such ensuing calendar year. If Tenant reasonably believes that that the capital budget does not include any capital improvements that should be made during the applicable calendar year period, then within 30 days after Tenant’s written request, Landlord and Tenant shall meet and, in good faith, discuss Tenant’s concerns. In all events, however, Landlord shall retain the sole authority and discretion whether to make any capital improvements with respect to the Building.

17. Miscellaneous.

a. Entire Agreement. The Lease, as amended by this Second Amendment, is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. The Lease, as so amended by this Second Amendment, may be amended only by an agreement in writing, signed by the parties hereto.

b. Binding Effect. This Second Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, members, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c. Broker. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent, or other person (collectively, “Broker”) in connection with this Second Amendment and that no Broker brought about this transaction, other than CBRE, Inc. (“CBRE”). CBRE shall be paid by Landlord pursuant to a separate agreement between Landlord and CBRE. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than CBRE, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.

d. Ratification; Conflicts. Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Regardless of whether specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

e. Counterparts/Electronic Signatures. This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

[SIGNATURES APPEAR ON NEXT PAGE]

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment under seal as of the day and year first above written.

TENANT:

ADAPTIVE PHAGE THERAPEUTICS, INC.,
a Delaware corporation

By:	/s/ Greg Merril
Name:	Greg Merril
Title:	CEO

LANDLORD:

ARE-708 QUINCE ORCHARD, LLC,
a Delaware limited liability company

By:	ARE-GP 708 Quince Orchard QRS CORP., a Maryland corporation, managing member

By:	/s/ Gregory Kay
Name:	Gregory Kay
Title:	Vice President, Real Estate Legal Affairs

Copyright © 2012 Alexandria Real Estate Equities, Inc ALL RIGHTS RESERVED